Exhibit 99.(n)

MORGAN STANLEY INSTITUTIONAL FUND, INC.

Rule 18f-3

Amended and Restated Multiple Class Plan

Morgan Stanley Institutional Fund, Inc. (the “Fund”), a registered investment company that currently consists of a number of separately managed portfolios, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each portfolio listed on Schedule A hereto (each a “Portfolio”).  This plan (the “Plan”) is adopted pursuant to Rule 18f-3, effective as of September 30, 1995, as hereby amended and restated as of September 17, 2015.

Effective January 2, 2008, the Fund’s Class A shares were redesignated as Class I shares and the Fund’s Class B shares were redesignated as Class P shares.

Effective September 9, 2013, the Fund (i) reclassified the Class H shares of each Portfolio (except the Class H shares of the Global Insight, Insight and International Real Estate Portfolios) as Class P shares of the applicable Portfolio, (ii) redesignated the Class P shares of each applicable Portfolio as Class A shares and (iii) redesignated the Class H shares of the Global Insight and Insight Portfolios as Class A shares.

A.                                    Attributes of Share Classes

1.                                      The rights of each class of shares of the Portfolios shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Fund’s Board of Directors and as attached hereto as Exhibits.

2.                                      With respect to each class of shares created hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in each Portfolio’s Prospectus; (iii) each class will separately bear any distribution or shareholder service fees that are payable in connection with a distribution and/or shareholder services plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “12b-1 Plan”), and separately bear any service fees (“service fees”) that may be paid for the provision of “personal service and/or the maintenance of shareholder accounts as provided for in Section 2830(b)(9) of the Financial Industry Regulatory Authority (“FINRA”) Conduct Rules, which are not contemplated by or within the scope of the 12b-1 Plan; (iv) each class may bear, the expenses of the Portfolio’s operations which are directly attributable to such class, to the extent consistent with Rule 18f-3, guidance by the Securities and Exchange Commission, and, to the extent relevant, guidance issued by the Internal Revenue Service (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a 12b-1 Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.                                    Expense Allocations

Expenses incurred by a Portfolio are allocated among the various classes of shares pro rata based on the net assets of the Portfolio attributable to each class, except that 12b-1 fees, service fees, sub-accounting fees or Class Expenses relating to a particular class are allocated directly to that class.

C.                                    Amendment of Plan

This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

The Board of Directors of the Fund, including a majority of the Directors who are not “interested persons” of the Fund as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan. In approving any material amendment to the Plan, the

Directors, including a majority of the Directors who are not interested persons of the Fund, must find that the amendment is in the best interests of each class individually and the Fund as a whole.

Exhibit A

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class I shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees.

2.                                      Eligibility of Purchasers

Class I shares generally require a minimum initial investment of $5,000,000.  The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.                                      Exchange Privileges

You may exchange Class I shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class I shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.                                      Voting Rights

Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a 12b-1 plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class I shareholders differ from the interests of holders of any other class.

5.                                      Conversion Features

Morgan Stanley Investment Management may convert Class I shares into Class IS shares (if available), provided that following the conversion the shareholder meets the then applicable eligibility requirements for Class IS shares.  Any such conversion will occur at the respective net asset values of the share classes next calculated after such conversion without the imposition of any charge.

Exhibit B

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class A shares are offered with a front-end sales load (“FESL”). The schedule of sales charges applicable to a Portfolio and the circumstances under which the sales charges are subject to reduction or waiver are set forth in each Portfolio’s Prospectus. As stated in each Portfolio’s Prospectus, Class A shares may be purchased at net asset value (without a FESL) in the case of certain large purchases of such shares.  Class A shares purchased at net asset value may be subject to a contingent deferred sales charge (“CDSC”) on redemptions made within eighteen months after purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 5 below.  Class A shares are also subject to a 12b-1 shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Class A Shares. The shareholder service fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.                                      Eligibility of Purchases

Class A shares generally require a minimum initial investment of $1,000.  The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.                                      Exchange Privileges

(a)                                 You may exchange Class A shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class A shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee.  Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.  FESCs are not imposed on exchanges of Class A shares.

(b)                                 Class A shares of a Portfolio may be exchanged for Class I shares of the same Portfolio in fee-based advisory program (“Advisory Program”) accounts in each of the following circumstances: (i) where an Advisory Program that currently offers only Class A shares is switching to offering only Class I shares, then all Class A shares already held in such Advisory Program accounts may be exchanged for Class I shares of the same Portfolio and (ii) where a brokerage client holding Class A shares of a Portfolio desires to transfer those shares into an account within an Advisory Program that offers only Class I shares, then such client’s Class A shares may be converted to Class I shares of the same Portfolio within the new Advisory Program account.  Such exchanges will be on the basis of the relative net asset values per share, without requiring any investment minimum to be met and without the imposition of any redemption fee or other charge, and will be treated as a non-taxable event.  If a contingent deferred sales charge is applicable to such Class A shares, then the conversion may not occur until after the shares have been held by the client for an 18 month period.

4.                                      Voting Rights

Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a 12b-1 plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class A shareholders differ from the interests of holders of any other class.

5.                                      Calculation of the CDSC

Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Portfolio and the circumstances in which the CDSC is subject to waiver are set forth in each Portfolio’s Prospectus.

Exhibit C

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class H Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class H shares are offered with a FESL. The schedule of sales charges applicable to a Portfolio and the circumstances under which the sales charges are subject to reduction or waiver are set forth in each Portfolio’s Prospectus. As stated in each Portfolio’s Prospectus, Class H shares may be purchased at net asset value (without a FESL) in the case of certain large purchases of such shares. Class H shares are also subject to a 12b-1 shareholder service fee.  The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Class H shares. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.                                      Eligibility of Purchases

Class H shares generally require a minimum initial investment of $25,000.  The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.                                      Exchange Privileges

Not applicable.

4.                                      Voting Rights

Each Class H shareholder will have one vote for each full Class H share held and a fractional vote for each fractional Class H share held. Class H shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class H (such as a 12b-1 plan or service agreement relating to Class H), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class H shareholders differ from the interests of holders of any other class.

Exhibit D

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class L Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class L shares are sold without a sales charge, but are subject to a 12b-1 fee, including a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Distribution and Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 0.75% of each Equity and Asset Allocation Portfolio’s (as designated on Schedule A hereto) average daily net assets and up to 0.50% with respect to each Fixed Income Portfolio’s (as designated on Schedule A hereto) attributable to Class L shares, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.                                      Eligibility of Purchases

Class L shares generally require a minimum initial investment of $1,000.  The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.                                      Exchange Privileges

You may exchange Class L shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class L shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee.  Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.                                      Voting Rights

Each Class L shareholder will have one vote for each full Class L share held and a fractional vote for each fractional Class L share held. Class L shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class L (such as a 12b-1 plan or service agreement relating to Class L), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class L shareholders differ from the interests of holders of any other class.

Exhibit E

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class IS Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class IS shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees.  In addition, no sub-accounting or other similar fees, or any finder’s fee payments are charged or paid, on Class IS shares.

2.                                      Eligibility of Purchasers

Class IS shares are offered only to eligible investors meeting certain minimum investment requirements.  To purchase Class IS shares, an investor must meet a minimum initial investment of $10,000,000 or be a defined contribution, defined benefit or other employer sponsored employee benefit plan with minimum plan assets of $250,000,000, whether or not qualified under the Internal Revenue Code, in each case subject to the discretion of the Adviser.  Class IS shares are also offered to certain other limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.                                      Exchange Privileges

You may exchange Class IS shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class IS shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee.  Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.                                      Voting Rights

Each Class IS shareholder will have one vote for each full Class IS share held and a fractional vote for each fractional Class IS share held. Class IS shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class IS and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class IS shareholders differ from the interests of holders of any other class.

Exhibit F

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class C shares are sold without a front-end sales charge, but are subject to a 12b-1 fee, including a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Distribution and Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 1.00% of each Portfolio’s (as designated on Schedule A hereto) average daily net assets, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

Class C shares of a Portfolio generally shall be subject to a CDSC of 1.00% on redemptions made within one year after purchase. Further information relating to the CDSC, including the manner in which it is calculated is set forth in paragraph 5 below.

2.                                      Eligibility of Purchases

Class C shares generally require a minimum initial investment of $1,000.  The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.                                      Exchange Privileges

(a)                                 You may exchange Class C shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee.  In addition, you may exchange Class C shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee.  Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

(b)                                 Class C shares of a Portfolio may be exchanged for Class I shares of the same Portfolio in fee-based advisory program (“Advisory Program”) accounts in the following circumstance: where a brokerage client holding Class C shares of a Portfolio desires to transfer those shares into an account within an Advisory Program that offers only Class I shares, then such client’s Class C shares may be converted to Class I shares of the same Portfolio within the new Advisory Program account.  Such exchanges will be on the basis of the relative net asset values per share, without requiring any investment minimum to be met and without the imposition of any redemption fee or other charge, and will be treated as a non-taxable event.  If a contingent deferred sales charge is applicable to such Class C shares, then the conversion may not occur until after the shares have been held by the client for a 12 month period.

4.                                      Voting Rights

Each Class C shareholder will have one vote for each full Class C share held and a fractional vote for each fractional Class C share held. Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C (such as a 12b-1 plan or service agreement relating to Class C), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class C shareholders differ from the interests of holders of any other class.

5.                                      Calculation of the CDSC

Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Portfolio and the circumstances in which the CDSC is subject to waiver are set forth in each Portfolio’s Prospectus.

MORGAN STANLEY INSTITUTIONAL FUND, INC.

Schedule A

(updated as of September 17, 2015)

Portfolio		Class I	Class A	Class H	Class L	Class IS	Class C
EQUITY PORTFOLIOS:
1.	Active International Allocation Portfolio	X	X		X		X
2.	Advantage Portfolio	X	X		X	X	X
3.	Asia Opportunity Portfolio	X	X			X	X
4.	Asian Equity Portfolio	X	X		X		X
5.	Emerging Markets Leaders Portfolio	X	X		X	X	X
6.	Emerging Markets Portfolio	X	X		X	X	X
7.	Emerging Markets Small Cap Portfolio	X	X			X	X
8.	Frontier Emerging Markets Portfolio	X	X		X	X	X
9.	Global Advantage Portfolio	X	X		X		X
10.	Global Discovery Portfolio	X	X		X		X
11.	Global Franchise Portfolio	X	X		X	X	X
12.	Global Infrastructure Portfolio	X	X		X	X	X
13.	Global Insight Portfolio	X	X		X		X
14.	Global Opportunity Portfolio	X	X		X	X	X
15.	Global Quality Portfolio	X	X		X	X	X
16.	Global Real Estate Portfolio	X	X		X	X	X
17.	Growth Portfolio	X	X		X	X	X
18.	Insight Portfolio	X	X		X		X
19.	International Advantage Portfolio	X	X		X		X
20.	International Equity Portfolio	X	X		X	X	X
21.	International Opportunity Portfolio	X	X		X	X	X
22.	International Real Estate Portfolio	X	X	X	X	X	X
23.	Opportunity Portfolio	X	X		X	X	X
24.	Small Company Growth Portfolio	X	X		X	X	X
25.	U.S. Real Estate Portfolio	X	X		X	X	X
FIXED INCOME PORTFOLIOS:
26.	Emerging Markets Fixed Income Opportunities Portfolio	X	X		X	X	X
ASSET ALLOCATION PORTFOLIOS:
27.	Multi-Asset Portfolio	X	X		X	X	X